SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 17, 2010

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by the Company on September 14, 2009 (the “September 14, 2009 Form 8-K”), Douglas D. Tough was appointed to assume the position of non-executive Chairman of the Board effective October 1, 2009 and was appointed to assume the position of Chief Executive Officer when his contract with his previous employer expired.  On February 17, 2010, the Company issued a press release announcing that Mr. Tough will assume the position of executive Chairman and Chief Executive Officer effective March 1, 2010.  Mr. Tough’s compensation and other arrangements entered into in connection with his appointment were previously reported in the September 14, 2009 Form 8-K.  Kevin Berryman, Nicolas Mirzayantz and Hernan Vaisman will continue to serve as members of the temporary Office of the CEO through February 28, 2010, at which point this temporary office will be disbanded and these executives will return to serving solely in their roles as Executive Vice President and Chief Financial Officer, Group President, Fragrances and Group President, Flavors, respectively.

Item 7.01. Regulation FD Disclosure.

In connection with the matters disclosed under Item 5.02, a copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by International Flavors & Fragrances Inc. on February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: February 17, 2010	By:	/s/ Dennis M. Meany
Name: Dennis M. Meany
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by International Flavors & Fragrances Inc. on February 17, 2010.